UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/25/2014

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported by Discovery Communications, Inc. (the “Company”), on May 22, 2014, the Company entered into a share repurchase agreement (the “Agreement”) with Advance/Newhouse Programming Partnership (“ANPP”) to repurchase from ANPP shares of the Company’s Series C convertible participating preferred stock, par value $0.01 per share, on a quarterly basis in accordance with the terms of the Agreement. On August 25, 2014, the Company and ANPP entered into a letter agreement (the “Letter Amendment”), which amends the Agreement to give the Company the right to terminate the Agreement, in the Company’s sole discretion, upon delivery of written notice of termination to ANPP. Except as expressly amended by the Letter Amendment, the Agreement remains in full force and effect in accordance with its original terms.
A copy of the Letter Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The material terms of the Agreement are summarized in Item 1.01 of the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 22, 2014, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Letter Amendment, dated August 25, 2014, between Discovery Communications, Inc. and Advance/Newhouse Programming Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: August 26, 2014	By:	/s/ Andrew Warren
Andrew Warren
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Amendment, dated August 25, 2014, between Discovery Communications, Inc. and Advance/Newhouse Programming Partnership

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